UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 29, 2020

XYLEM INC.
(Exact name of registrant as specified in its charter)

Indiana	001-35229	45-2080495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 International Drive		10573
Rye Brook,	New York
(Address of principal executive offices)		(Zip Code)
(914) 323-5700
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange of which registered
Common Stock, par value $0.01 per share	XYL	New York Stock Exchange
2.250% Senior Notes due 2023	XYL23	New York Stock Exchange

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.¨

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 30, 2020, Xylem Inc. (the “Company”) filed a Current Report on Form 8-K announcing that on July 29, 2020 the Company’s Board of Directors (the “Board”) appointed Ms. Lila Tretikov and Mr. Uday Yadav as independent members of the Board, effective immediately. At that time, the Board had not determined on which committees Ms. Tretikov and Mr. Yadav would serve. This Current Report on Form 8-K/A is being filed for the purpose of providing this information.
At a regular meeting of the Board held on August 13, 2020, the Board appointed Ms. Tretikov to serve on the Innovation & Technology Committee of the Board, and appointed Mr. Yadav to serve on the Audit & Finance Committee of the Board. Both appointments are effective August 13, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XYLEM INC.
Date: August 13, 2020	By:	/s/ Kelly C. O'Shea
Kelly. C. O'Shea
Assistant Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

104.0	The cover page from Xylem Inc.'s Form 8-K/A, formatted in Inline XBRL (included as Exhibit 101).